Exhibit 99.1

Victory Capital Reports Strong Fourth Quarter\and Full-Year 2022 Results

Fourth-Quarter 2022 Highlights

  Total Assets Under Management (AUM) of $153.0 billion1
  Long-term gross flows of $6.5 billion in the quarter; $33.3 billion for the full year
  Long-term net flows of -$4.4 billion in the quarter; and -$2.5 billion for the full year
  GAAP operating margin of 39.5%
  Adjusted EBITDA margin of 49.7% in the quarter; and 49.6% for the full year2
  GAAP net income of $0.74 per diluted share
  Adjusted net income with tax benefit of $1.05 per diluted share2
  Board increased regular quarterly cash dividend 28% to $0.32

SAN ANTONIO--(BUSINESS WIRE)--February 9, 2023--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter and year ended December 31, 2022.

“We achieved exceptionally strong results in 2022 in the face of historically challenging market conditions,” said David Brown, Chairman and Chief Executive Officer. “We generated record high GAAP operating income and earnings per diluted share for the year, exceeding prior records set in 2021. Moreover, our full year 2022 adjusted EBITDA margin remained healthy at 49.6% marking the second highest annual level ever achieved. These results exemplify superb execution and focus by our team.

“Our investment professionals continued to deliver excellent investment performance for clients. At year end, the percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 84%, 79%, and 79%. In addition, the mutual funds and ETFs rated four- or five-stars overall represented 62% of our Fund AUM.

“We returned more capital to shareholders in 2022 than in any year since we have been a public company. Through the repurchase of 4.6 million shares and $69 million in cash dividends, we returned more than $200 million of capital to our shareholders during the year. Additionally, we reduced debt by $150 million during the year to maintain flexibility to pursue inorganic growth opportunities.

“As always, we continue to focus on serving our clients, which is our top priority.”

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

[1] Total AUM includes both discretionary and non-discretionary client assets.

[2] The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Assets Under Management[1]
Ending	$152,952	$147,257	$183,654	$152,952	$183,654
Average	154,632	158,903	162,295	164,025	158,590

Long-term Flows[2]
Long-term Gross	$6,502	$6,601	$5,481	$33,313	$27,869
Long-term Net	(4,405)	(553)	(3,402)	(2,545)	(3,952)

Money Market/Short-term Flows
Money Market / Short-term Gross	$179	$194	$84	$621	$386
Money Market / Short-term Net	(62)	(19)	(98)	(187)	(528)

Total Flows
Total Gross	$6,681	$6,796	$5,565	$33,934	$28,254
Total Net	(4,466)	(573)	(3,500)	(2,732)	(4,480)

Consolidated Financial Results (GAAP)
Revenue	$201.5	$207.3	$229.1	$854.8	$890.3
Revenue realization (in bps)	51.7	51.8	56.0	52.1	56.1
Operating expenses	121.9	108.6	139.3	455.7	516.4
Income from operations	79.6	98.6	89.8	399.1	373.8
Operating margin	39.5%	47.6%	39.2%	46.7%	42.0%
Net income	52.3	72.8	69.7	275.5	278.4
Earnings per diluted share	$0.74	$1.01	$0.94	$3.81	$3.75
Cash flow from operations	67.1	103.1	112.1	335.2	376.2

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$100.1	$103.6	$114.9	$424.2	$449.0
Adjusted EBITDA margin	49.7%	50.0%	50.2%	49.6%	50.4%
Adjusted net income	65.0	76.2	86.4	293.8	329.0
Tax benefit of goodwill and acquired intangible assets	9.5	9.3	7.3	37.5	28.0
Adjusted net income with tax benefit	74.5	85.6	93.7	331.2	357.1
Adjusted net income with tax benefit per diluted share	$1.05	$1.19	$1.27	$4.58	$4.82

________________________

[1] Total AUM includes both discretionary and non-discretionary client assets.

[2] Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

[3] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 3.9%, or $5.7 billion, to $153.0 billion at December 31, 2022, compared with $147.3 billion at September 30, 2022. The increase was attributable to $10.5 billion of positive market action partially offset by $4.5 billion in negative net flows.

Total gross flows were $6.7 billion in the fourth quarter and $33.9 billion for the year. Long-term AUM increased by 3.9%, or $5.6 billion, to $149.6 billion at December 31, 2022, compared with $144.0 billion at September 30, 2022. For the fourth quarter, the Company reported long-term gross flows of $6.5 billion and net long-term outflows of $4.4 billion. For the year-to-date period, the Company reported long-term gross flows of $33.3 billion and net long-term outflows of $2.5 billion.

At December 31, 2022, Victory Capital offered 128 investment strategies through its 12 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of December 31, 2022.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
54%	84%	79%	79%

Fourth Quarter 2022 Compared with Third Quarter 2022

Revenue decreased 2.8% to $201.5 million, in the fourth quarter, compared with $207.3 million in the third quarter, primarily due to lower average AUM, which decreased 2.7% from $158.9 billion to $154.6 billion. GAAP operating margin contracted 810 basis points in the fourth quarter to 39.5%, down from 47.6% in the third quarter. The decline was primarily driven by a non-cash $10.5 million difference in amounts recorded to change the fair value of consideration payable for acquisitions. Fourth-quarter GAAP net income decreased 28.2% to $52.3 million, down from $72.8 million in the prior quarter. Third quarter net income benefited from a lower than normal tax rate as a result of employees exercising stock options during the period. On a per-share basis, GAAP net income decreased 26.7% to $0.74 per diluted share in the fourth quarter, versus $1.01 per diluted share in the third quarter.

Adjusted net income with tax benefit decreased 12.9% to $74.5 million in the fourth quarter, down from $85.6 million in the third quarter. On a per-share basis, adjusted net income with tax benefit decreased 11.8% to $1.05 per diluted share in the fourth quarter, from $1.19 per diluted share in the prior quarter. Adjusted EBITDA was $100.1 million in the fourth quarter, compared to $103.6 million in the third quarter. Adjusted EBITDA margin contracted 30 basis points in the fourth quarter of 2022 to 49.7%, compared with 50.0% in the prior quarter.

Fourth Quarter 2022 Compared with Fourth Quarter 2021

Revenue for the three months ended December 31, 2022 decreased 12.0% to $201.5 million, compared with $229.1 million in the same quarter of 2021. The decrease was primarily due to lower average AUM, which decreased 4.7% to $154.6 billion, compared with $162.3 billion in the same quarter last year. Also contributing was a slight decrease in revenue realization due to a change in asset mix as a result of the impact of the WestEnd acquisition.

Operating expenses decreased 12.5% to $121.9 million, compared with $139.3 million in last year’s fourth quarter primarily due to a decrease in acquisition-related costs related to the WestEnd and NEC acquisitions that closed in the fourth quarter of 2021 as well as a decrease in variable operating expenses from lower average AUM and earnings. GAAP operating margin expanded 30 basis points to 39.5% in the fourth quarter, from 39.2% in the same quarter of 2021. GAAP net income decreased 25.1% to $52.3 million, or $0.74 per diluted share, in the fourth quarter compared with $69.7 million, or $0.94 per diluted share, in the same quarter of 2021.

Adjusted net income with tax benefit decreased 20.4% to $74.5 million, or $1.05 per diluted share, in the fourth quarter, compared with $93.7 million, or $1.27 per diluted share in the same quarter last year. Adjusted EBITDA decreased 12.9% to $100.1 million in the fourth quarter, compared with $114.9 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin declined slightly by 50 basis points to 49.7% in the fourth quarter of 2022, compared with 50.2% in the same quarter last year.

Year Ended December 31, 2022 Compared with Year Ended December 31, 2021

Revenue for the year ended December 31, 2022, declined 4.0% to $854.8 million, compared with $890.3 million in the same period of 2021. The decrease was primarily due to lower average AUM and a decrease in revenue realization due to a change in asset mix, partially offset by a full-year of revenue from businesses acquired in 2021.

Operating expenses decreased 11.8% to $455.7 million for year ended December 31, 2022, compared with $516.4 million in 2021 primarily due to a decrease in variable operating expenses from lower average AUM, a decrease in acquisition-related costs related to the WestEnd, NEC and THB acquisitions that closed in 2021, and a non-cash $54.4 million benefit in amounts recorded from the change in fair value of consideration payable for acquisitions. GAAP operating margin was 46.7% for the year ended December 31, 2022, a 470 basis point increase from the 42.0% recorded in 2021. GAAP net income declined 1.0% to $275.5 million for the year ended 2022 compared with $278.4 million in the prior year. GAAP net earnings per share increased to $3.81 per diluted share in 2022, up from $3.75 per diluted share in 2021 as a result of fewer weighted average shares outstanding in 2022.

Adjusted net income with tax benefit decreased 7.2% to $331.2 million, or $4.58 per diluted share, for the year ended December 31, 2022, compared with $357.1 million, or $4.82 per diluted share in 2021. For the year ended December 31, 2022, adjusted EBITDA declined 5.5% to $424.2 million, compared with $449.0 million in 2021. Year-over-year, adjusted EBITDA margin declined 80 basis points to 49.6% for the year ended December 31, 2022, compared with 50.4% in the previous year.

Balance Sheet / Capital Management

Total debt outstanding as of December 31, 2022 was approximately $1,002 million. For the year ended December 31, 2022, the Company reduced outstanding debt on the 2021 Incremental Term Loans by $150 million.

During the fourth quarter, the Company repurchased 1.3 million shares under the 10b-5 plan and net settled 0.1 million shares. For the year ended December 31, 2022, the Company repurchased 3.0 million shares under the 10b-5 plan and net settled 1.6 million shares.

The Company’s Board of Directors also approved a regular quarterly cash dividend of $0.32 per share. The dividend is payable on March 27, 2023, to shareholders of record on March 10, 2023.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, February 10, 2023, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call 1-888-330-3571 (domestic) or 1-646-960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $153.0 billion in assets under management as of December 31, 2022. It was ranked No. 55 on the Fortune 100 Fastest-Growing Companies list for 2022 and is one of only 24 companies to make the list for the second consecutive year. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment products, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, and a 529 Education Savings Plan.

For more information, please visit www.vcm.com or follow us: Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the conflict in Ukraine and the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

From Fortune. © 2022 Fortune Media IP Limited All rights reserved. Fortune is a registered trademark of Fortune Media IP Limited and is used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Victory Capital Holdings, Inc.

The Fortune annual list ranks the top performing, publicly traded companies in revenues, profits and stock returns over the three-year period ended April 30, 2022.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Revenue
Investment management fees	$156,346	$160,770	$174,867	$664,710	$674,539
Fund administration and distribution fees	45,169	46,490	54,255	190,090	215,726
Total revenue	201,515	207,260	229,122	854,800	890,265

Expenses
Personnel compensation and benefits	58,846	56,869	62,528	238,198	234,833
Distribution and other asset-based expenses	37,634	39,019	45,200	161,105	176,385
General and administrative	13,389	12,301	12,904	52,373	53,722
Depreciation and amortization	11,150	10,686	5,384	43,201	18,840
Change in value of consideration payable for acquisition of business	—	(10,500)	3,200	(40,600)	13,800
Acquisition-related costs	85	189	9,997	534	16,262
Restructuring and integration costs	808	56	85	881	2,578
Total operating expenses	121,912	108,620	139,298	455,692	516,420

Income from operations	79,603	98,640	89,824	399,108	373,845
Operating margin	39.5%	47.6%	39.2%	46.7%	42.0%

Other income (expense)
Interest income and other income (expense)	2,633	(1,446)	1,498	(2,463)	6,045
Interest expense and other financing costs	(13,327)	(11,479)	(5,799)	(43,964)	(24,652)
Loss on debt extinguishment	239	(369)	—	(2,648)	(4,596)
Total other expense, net	(10,455)	(13,294)	(4,301)	(49,075)	(23,203)

Income before income taxes	69,148	85,346	85,523	350,033	350,642

Income tax expense	(16,879)	(12,582)	(15,781)	(74,522)	(72,253)

Net income	$52,269	$72,764	$69,742	$275,511	$278,389

Earnings per share of common stock
Basic	$0.77	$1.06	$1.02	$4.02	$4.10
Diluted	0.74	1.01	0.94	3.81	3.75

Weighted average number of shares outstanding
Basic	68,054	68,609	68,378	68,481	67,976
Diluted	70,685	71,877	73,973	72,266	74,151

Dividends declared per share	$0.25	$0.25	$0.17	$1.00	$0.53

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures[1] (unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Yeard Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net income (GAAP)	$52,269	$72,764	$69,742	$275,511	$278,389
Income tax expense	(16,879)	(12,582)	(15,781)	(74,522)	(72,253)
Income before income taxes	$69,148	$85,346	$85,523	$350,033	$350,642
Interest expense	12,006	10,795	5,328	41,024	24,285
Depreciation	1,959	2,030	1,746	8,045	6,209
Other business taxes	448	539	383	2,118	1,657
Amortization of acquisition-related intangible assets	9,191	8,657	3,638	35,160	12,631
Stock-based compensation	2,420	2,230	2,499	10,143	13,110
Acquisition, restructuring and exit costs	3,997	(7,842)	15,188	(28,722)	34,546
Debt issuance costs	935	1,064	532	5,620	5,589
Losses from equity method investments	—	759	104	825	331
Adjusted EBITDA	$100,104	$103,578	$114,941	$424,246	$449,000
Adjusted EBITDA margin	49.7%	50.0%	50.2%	49.6%	50.4%

Net income (GAAP)	$52,269	$72,764	$69,742	$275,511	$278,389
Adjustment to reflect the operating performance of the Company
Other business taxes	448	539	383	2,118	1,657
Amortization of acquisition-related intangible assets	9,191	8,657	3,638	35,160	12,631
Stock-based compensation	2,420	2,230	2,499	10,143	13,110
Acquisition, restructuring and exit costs	3,997	(7,842)	15,188	(28,722)	34,546
Debt issuance costs	935	1,064	532	5,620	5,589
Tax effect of above adjustments	(4,247)	(1,163)	(5,560)	(6,080)	(16,883)
Adjusted net income	$65,013	$76,249	$86,422	$293,750	$329,039
Adjusted net income per diluted share	$0.92	$1.06	$1.17	$4.06	$4.44

Tax benefit of goodwill and acquired intangible assets	$9,513	$9,328	$7,258	$37,490	$28,012
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.13	$0.13	$0.10	$0.52	$0.38

Adjusted net income with tax benefit	$74,526	$85,577	$93,680	$331,240	$357,051
Adjusted net income with tax benefit per diluted share	$1.05	$1.19	$1.27	$4.58	$4.82

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets (In thousands, except for shares)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$38,171	$69,533
Investment management fees receivable	68,347	80,634
Fund administration and distribution fees receivable	14,379	17,123
Other receivables	1,747	6,548
Prepaid expenses	8,443	6,654
Investments in proprietary funds, at fair value	466	912
Trading securities, at fair value	26,800	30,812
Property and equipment, net	21,146	25,295
Goodwill	981,805	981,805
Other intangible assets, net	1,314,637	1,349,797
Other assets	64,958	10,633
Total assets	$2,540,899	$2,579,746

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$50,862	$62,102
Accrued compensation and benefits	58,458	53,905
Consideration payable for acquisition of business	230,400	309,380
Deferred compensation plan liability	26,800	30,812
Deferred tax liability, net	108,138	63,120
Other liabilities	15,317	2,576
Long-term debt(1)	985,514	1,127,924
Total liabilities	1,475,489	1,649,819

Stockholders' equity:
Common stock; $0.01 par value per share: 2022 - 600,000,000 shares authorized, 80,528,137 shares issued and 67,325,534 shares outstanding; 2021 - 600,000,000 shares authorized, 77,242,372 shares issued and 68,662,779 shares outstanding	805	772
Additional paid-in capital	705,466	673,572
Treasury stock, at cost: 2022 - 13,202,603 shares; 2021 - 8,579,593 shares	(285,425)	(153,200)
Accumulated other comprehensive income	35,442	5,972
Retained earnings	609,122	402,811
Total stockholders' equity	1,065,410	929,927
Total liabilities and stockholders’ equity	$2,540,899	$2,579,746

[1] Balances at December 31, 2022 and December 31, 2021 are shown net of unamortized loan discount and debt issuance costs in the amount of $16.2 million and $23.3 million, respectively. The gross amount of the debt outstanding was $1,001.7 million as of December 31, 2022 and $1,151.2 million as of December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2022	2022	2021	2022	2021
Beginning assets under management	$147,257	$154,947	$159,889	-5%	-8%
Gross client cash inflows	6,681	6,796	5,565	-2%	20%
Gross client cash outflows	(11,147)	(7,368)	(9,065)	51%	23%
Net client cash flows	(4,466)	(573)	(3,500)	679%	28%
Market appreciation (depreciation)	10,492	(7,066)	7,224	N/A	45%
Realizations and distributions	(295)	(51)	—	478%	N/A
Acquired assets / Net transfers[1]	(36)	—	20,042	N/A	N/A
Ending assets under management	152,952	147,257	183,654	4%	-17%
Average assets under management	154,632	158,903	162,295	-3%	-5%

	For the Year Ended			% Change from
	December 31,	December 31,		December 31,
	2022	2021		2021
Beginning assets under management	$183,654	$147,241		25%
Gross client cash inflows	33,934	28,254		20%
Gross client cash outflows	(36,666)	(32,734)		12%
Net client cash flows	(2,732)	(4,480)		-39%
Market appreciation (depreciation)	(26,495)	20,583		N/A
Realizations and distributions	(376)	—		N/A
Acquired assets / Net transfers[2]	(1,100)	20,310		N/A
Ending assets under management	152,952	183,654		-17%
Average assets under management	164,025	158,590		3%

[1] The three months ended December 31, 2021 includes acquired assets of $795 million and $19.3 billion associated with the NEC and WestEnd acquisitions, which closed on November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, revenues, or earnings in the fourth-quarter period ended December 31, 2021.

[2] The year ended December 31, 2021 includes acquired assets of $547 million, $795 million and $19.3 billion associated with the THB, NEC and WestEnd acquisitions, which closed on March 1, 2021, November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, revenues, or earnings in the full-year period ended December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
December 31, 2022
Beginning assets under management	$25,754	$14,109	$27,198	$10,762	$12,293	$48,551	$5,334	$144,001	$3,256	$147,257
Gross client cash inflows	1,442	754	1,342	87	1,025	1,372	479	6,502	179	6,681
Gross client cash outflows	(2,259)	(1,133)	(2,694)	(450)	(767)	(1,697)	(1,907)	(10,906)	(241)	(11,147)
Net client cash flows	(818)	(379)	(1,352)	(362)	258	(324)	(1,427)	(4,405)	(62)	(4,466)
Market appreciation (depreciation)	2,963	1,378	601	680	1,628	3,166	48	10,464	28	10,492
Realizations and distributions	—	—	—	—	—	—	(295)	(295)	—	(295)
Acquired assets / Net transfers	(8)	(6)	(94)	(106)	(19)	114	3	(116)	80	(36)
Ending assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$51,507	$3,663	$149,649	$3,302	$152,952

September 30, 2022
Beginning assets under management	$26,356	$14,837	$29,398	$11,857	$13,257	$50,485	$5,617	$151,807	$3,140	$154,947
Gross client cash inflows	1,508	589	1,123	67	742	1,745	827	6,601	194	6,796
Gross client cash outflows	(1,176)	(939)	(1,958)	(269)	(636)	(1,315)	(863)	(7,155)	(214)	(7,368)
Net client cash flows	333	(349)	(835)	(203)	107	430	(36)	(553)	(19)	(573)
Market appreciation (depreciation)	(938)	(404)	(829)	(560)	(1,248)	(2,930)	(165)	(7,074)	8	(7,066)
Realizations and distributions	—	—	—	—	—	—	(51)	(51)	—	(51)
Acquired assets / Net transfers	3	26	(536)	(333)	178	566	(31)	(127)	127	—
Ending assets under management	$25,754	$14,109	$27,198	$10,762	$12,293	$48,551	$5,334	$144,001	$3,256	$147,257

December 31, 2021[1]
Beginning assets under management	$29,798	$19,863	$36,931	$14,803	$15,840	$38,330	$1,158	$156,722	$3,166	$159,889
Gross client cash inflows	1,564	762	1,386	96	533	782	358	5,481	84	5,565
Gross client cash outflows	(2,617)	(1,205)	(3,077)	(367)	(577)	(968)	(73)	(8,883)	(182)	(9,065)
Net client cash flows	(1,053)	(443)	(1,691)	(271)	(44)	(186)	286	(3,402)	(98)	(3,500)
Market appreciation (depreciation)	1,840	942	133	1,025	291	2,959	23	7,213	10	7,224
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers[2]	(8)	(269)	(220)	209	(37)	19,262	1,081	20,020	22	20,042
Ending assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654

[1] Beginning in January 2022, the Company’s “Other” asset class has been categorized to Solutions, Fixed Income, Global / Non-U.S. Equity, and Alternative Investments based on the underlying investment strategy. Additionally, all assets managed using alternative investment strategies are now included in the Company’s Alternative Investments asset class. Prior-period figures have been adjusted accordingly.

[2] The three months ended December 31, 2021 includes acquired assets of $795 million and $19.3 billion associated with the NEC and WestEnd acquisitions, which closed on November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, revenues, or earnings in the fourth-quarter period ended December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Year Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
December 31, 2022
Beginning assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654
Gross client cash inflows	6,859	3,162	5,524	406	4,149	8,169	5,045	33,313	621	33,934
Gross client cash outflows	(6,919)	(5,214)	(9,545)	(1,498)	(3,111)	(6,247)	(3,324)	(35,858)	(807)	(36,666)
Net client cash flows	(60)	(2,053)	(4,020)	(1,093)	1,038	1,921	1,721	(2,545)	(187)	(2,732)
Market appreciation (depreciation)	(2,641)	(2,965)	(3,345)	(3,328)	(3,153)	(10,887)	(215)	(26,533)	39	(26,495)
Realizations and distributions	—	—	—	—	—	—	(376)	(376)	—	(376)
Acquired assets / Net transfers	14	27	(1,436)	(372)	226	107	(16)	(1,450)	350	(1,100)
Ending assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$51,507	$3,663	$149,649	$3,302	$152,952

December 31, 2021[1]
Beginning assets under management	$26,230	$18,368	$36,639	$14,230	$14,141	$33,676	$422	$143,706	$3,534	$147,241
Gross client cash inflows	5,935	4,562	6,756	364	2,822	6,217	1,213	27,869	386	28,254
Gross client cash outflows	(7,742)	(5,644)	(9,000)	(1,565)	(2,362)	(5,305)	(201)	(31,820)	(914)	(32,734)
Net client cash flows	(1,807)	(1,082)	(2,244)	(1,202)	460	912	1,012	(3,952)	(528)	(4,480)
Market appreciation (depreciation)	6,169	2,685	649	2,766	1,662	6,611	30	20,573	10	20,583
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers[2]	(14)	122	110	(28)	(214)	19,165	1,084	20,226	84	20,310
Ending assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654

[1] Beginning in January 2022, the Company’s “Other” asset class has been categorized to Solutions, Fixed Income, Global / Non-U.S. Equity, and Alternative Investments based on the underlying investment strategy. Additionally, all assets managed using alternative investment strategies are now included in the Company’s Alternative Investments asset class. Prior-period figures have been adjusted accordingly.

[2] The year ended December 31, 2021 includes acquired assets of $547 million, $795 million and $19.3 billion associated with the THB, NEC and WestEnd acquisitions, which closed on March 1, 2021, November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, revenues, or earnings in the full-year period ended December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
December 31, 2022
Beginning assets under management	$96,591	$5,110	$45,557	$147,257
Gross client cash inflows	4,217	378	2,087	6,681
Gross client cash outflows	(7,953)	(178)	(3,016)	(11,147)
Net client cash flows	(3,736)	200	(930)	(4,466)
Market appreciation (depreciation)	6,620	327	3,546	10,492
Realizations and distributions	—	—	(295)	(295)
Acquired assets / Net transfers	(27)	(9)	—	(36)
Ending assets under management	$99,447	$5,627	$47,877	$152,952

September 30, 2022
Beginning assets under management	$102,297	$5,155	$47,494	$154,947
Gross client cash inflows	4,277	515	2,003	6,796
Gross client cash outflows	(5,689)	(196)	(1,484)	(7,368)
Net client cash flows	(1,411)	319	519	(573)
Market appreciation (depreciation)	(4,290)	(383)	(2,393)	(7,066)
Realizations and distributions	—	—	(51)	(51)
Acquired assets / Net transfers	(5)	18	(13)	—
Ending assets under management	$96,591	$5,110	$45,557	$147,257

December 31, 2021
Beginning assets under management	$121,367	$4,371	$34,151	$159,889
Gross client cash inflows	4,289	260	1,016	5,565
Gross client cash outflows	(6,925)	(65)	(2,075)	(9,065)
Net client cash flows	(2,635)	195	(1,059)	(3,500)
Market appreciation (depreciation)	5,426	308	1,489	7,224
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers[4]	(15)	(3)	20,060	20,042
Ending assets under management	$124,142	$4,871	$54,641	$183,654

[1] Includes institutional and retail share classes, money market and VIP funds.

[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

[4] The three months ended December 31, 2021 includes acquired assets of $795 million and $19.3 billion associated with the NEC and WestEnd acquisitions, which closed on November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, average assets, revenues, or earnings in the fourth-quarter period ended December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Year Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
December 31, 2022
Beginning assets under management	$124,142	$4,871	$54,641	$183,654
Gross client cash inflows	21,198	2,043	10,692	33,934
Gross client cash outflows	(27,703)	(572)	(8,391)	(36,666)
Net client cash flows	(6,505)	1,472	2,302	(2,732)
Market appreciation (depreciation)	(17,092)	(724)	(8,679)	(26,495)
Realizations and distributions	—	—	(376)	(376)
Acquired assets / Net transfers	(1,098)	9	(11)	(1,100)
Ending assets under management	$99,447	$5,627	$47,877	$152,952

December 31, 2021
Beginning assets under management	$112,998	$3,976	$30,267	$147,241
Gross client cash inflows	19,070	849	8,335	28,254
Gross client cash outflows	(23,345)	(375)	(9,014)	(32,734)
Net client cash flows	(4,275)	474	(678)	(4,480)
Market appreciation (depreciation)	15,638	828	4,117	20,583
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers[4]	(219)	(407)	20,936	20,310
Ending assets under management	$124,142	$4,871	$54,641	$183,654

[1] Includes institutional and retail share classes, money market and VIP funds.

[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

[4] The year ended December 31, 2021 includes acquired assets of $547 million, $795 million and $19.3 billion associated with the THB, NEC and WestEnd acquisitions, which closed on March 1, 2021, November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, average assets, revenues, or earnings in the full-year period ended December 31, 2021.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com